EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Vermont Pure Holdings, Ltd.
Williston, Vermont

We consent to the incorporation by reference in Registration Statements No. 333-95908, 333-64044, 333-100310, 333-109882 and 333-118228 on Form S-8 of our
report dated January 18, 2005, (July 7, 2005 as to the effects of the restatement discussed in Note 2) appearing in this Annual Report on Form 10-K/A of Vermont Pure Holdings, Ltd. for the year ended October 31, 2004.

/s/ DELOITTE & TOUCHE LLP
Hartford, Connecticut
July 7, 2005